                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                   ZILA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                                December 7, 2000

        The 2000 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 7, 2000, at 9:00 a.m., local time.

MATTERS TO BE VOTED ON:

        1. Election of six directors to serve for the next year or until their successors are elected;

        2. Ratification of the selection of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending July 31, 2001;

        3. To amend the Company's 1997 Stock Option Award Plan to increase the number of authorized shares thereunder from 1,000,000 to 3,000,000;

        4.      Approve the adoption of the Employee Stock Purchase Plan; and

        5. Any other matters as may properly come before the Annual Meeting or any adjournment thereof.

        The close of business on October 20, 2000 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at this meeting or any adjournment of the meeting. The list of stockholders entitled to vote at this meeting is available at the offices of the Company, 5227 North 7th Street, Phoenix, Arizona 85014, for examination by any stockholder.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                             By Order of the Board of Directors,

                                             /s/ Janice L. Backus
                                             Janice L. Backus
                                             Vice President and Secretary

Phoenix, Arizona
November 7, 2000

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION...........................................................     1
      Who Can Vote............................................................     1
      Voting by Proxies.......................................................     1
      How You May Revoke Your Proxy Instructions..............................     2
      How Votes are Counted...................................................     2
      Cost of this Proxy Solicitation.........................................     2
      Attending the Annual Meeting............................................     2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?...............................     2

WHO SHOULD I CALL IF I HAVE QUESTIONS?........................................     3

PROPOSALS.....................................................................     3
      PROPOSAL NO. 1 -  ELECT SIX DIRECTORS...................................     3
      PROPOSAL NO. 2  -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.......     4
      PROPOSAL NO. 3 - PROPOSED INCREASE OF SHARES AUTHORIZED
                  FOR ISSUANCE UNDER THE STOCK OPTION AWARD PLAN..............     5
      PROPOSAL NO. 4 - APPROVAL OF ADOPTION OF
                  THE EMPLOYEE STOCK PURCHASE PLAN............................     8

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.....................................    10

EXECUTIVE OFFICERS............................................................    13

ABOUT THE BOARD AND ITS COMMITTEES............................................    14

EXECUTIVE COMPENSATION........................................................    16

STOCK OPTION GRANTS...........................................................    17

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
      OPTION VALUE AS OF JULY 31, 2000........................................    18

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................    19

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT........................    22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................    23

STOCK PRICE PERFORMANCE GRAPH.................................................    24

PROPOSALS BY STOCKHOLDERS.....................................................    25

OTHER BUSINESS................................................................    25

ANNUAL REPORT.................................................................    25

EXHIBIT A - EMPLOYEE STOCK PURCHASE PLAN

                                 PROXY STATEMENT


        This Proxy Statement is furnished to the Stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the Company's solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 7, 2000. The proxy materials were mailed on or about November 7, 2000 to stockholders (the "Stockholders") of record at the close of business on October 20, 2000 (the "Record Date").

        Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card (the "Proxies"). "We," "our," "Zila," and the "Company" refer to Zila, Inc.

                               GENERAL INFORMATION


Who Can Vote            You are entitled to vote your Common Stock if our
                        records show that you held your shares as of October 20, 2000. At that date, 43,512,528 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxies       If your Common Stock is held by a broker, bank or other
                        nominee (i.e., in "street name"), you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

                        We are not aware of any other matters to be presented at the Annual Meeting except those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

How You May             You may revoke your proxy instructions by any of the
Revoke Your             following procedures:
Proxy Instructions
                        1.      Send us another signed proxy with a later date;

                        2. Send a letter to the Company's secretary revoking your proxy before your Common Stock has been voted by the Proxies at the meeting; or

                        3. Attend the Annual Meeting and vote your shares in person.

How Votes are           Inspectors of election will be appointed for the
Counted                 meeting. The inspectors of election will determine
                        whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.
                        If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


Cost of this Proxy      We will pay the cost of this proxy solicitation,
Solicitation            including the charges and expenses of brokerage firms
                        and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Proxies may also be solicited by personal interview, telephone, or telegraph. Corporate
                        Investor Communications, Inc. will serve as the Company's proxy solicitation agent. In such capacity, Corporate Investor Communications, Inc. will coordinate the distribution of proxy materials to beneficial owners of Common Stock and oversee the return of proxy cards.
                        The fee for these services is estimated to be $5,500.

Attending the           If you are a beneficial owner of Common Stock held by a
Annual Meeting          broker or bank, you will need proof of ownership to be
                        admitted to the meeting. A recent statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership. Although you may attend the meeting, you will not be able to vote your Common
                        Stock held in street name in person at the meeting and will have to vote through your broker or bank.


                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


Proposal 1:             The six nominees for director who receive the most votes
Election of Six         will be elected.  There is no cumulative voting in the
Directors               election of directors.

Proposal 2:             The affirmative vote of a majority of the shares of
Ratification of         Common Stock entitled to vote and present at the Annual
Independent             Meeting in person or by proxy will be required to ratify
Public                  the selection of independent auditors. Therefore, if you
Accountants             "abstain" from voting, it has the same effect as if you
                        voted "against" this proposal.

Proposal 3:             The affirmative vote of a majority of the shares of
Approval of             Common Stock entitled to vote and present at the Annual
Amendment of the        Meeting in person or by proxy will be required to
1997 Stock Option       approve the increase in shares reserved for issuance
Award Plan              under the 1997 Stock Option Award Plan. Therefore, if
                        you "abstain" from voting, it has the same effect as if you voted "against" the proposal.

Proposal 4:             The affirmative vote of a majority of the shares of
Approval of the         Common Stock entitled to vote and present at the Annual
Employee Stock          Meeting in person or by proxy will be required to
Purchase Plan           approve the adoption of the Employee Stock Purchase
                        Plan. Therefore, if you "abstain" from voting, it has the same effect as if you voted "against" the proposal.



                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

        If you have questions about the Annual Meeting or voting, please call Janice L. Backus, our Vice President and Corporate Secretary, at (602) 266-6700.


                                    PROPOSALS

                      PROPOSAL NO. 1 - ELECT SIX DIRECTORS


Number of               An entire Board of Directors, consisting of six
Directors to be         directors, is to be elected at the Annual Meeting. Each
Elected                 Director elected will hold office until the next annual
                        meeting or until his successor is elected and qualified.
                        If any director resigns or otherwise is unable to complete his term of office, the Board will elect another director for the remainder of the resigning director's term.

Vote Required           The six nominees receiving the highest number of votes
                        cast at the Annual Meeting will be elected. There is no cumulative voting in the election of directors.

Nominees of the         The Board has nominated the following individuals to
Board                   serve on our Board of Directors for the following year:

                                    Joseph Hines
                                    Carl A. Schroeder
                                    Michael S. Lesser
                                    Curtis M. Rocca III
                                    Christopher D. Johnson
                                    Kevin J. Tourek

                        All of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. See page 11 for information regarding each of the nominees listed above.

        We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board.


     YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES
                              UNDER PROPOSAL NO. 1.



         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The principal independent public accounting firm utilized by us during the fiscal years ended July 31, 1994 through 2000 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). The Board of Directors presently contemplates that the Auditors will be retained as the principal accounting firm to be utilized by us throughout the fiscal year ending July 31, 2001. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

        The Proxies will vote in favor of ratifying the selection of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.


               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

             PROPOSAL NO. 3 - PROPOSED INCREASE OF SHARES AUTHORIZED
                 FOR ISSUANCE UNDER THE STOCK OPTION AWARD PLAN

Summary of the          The Stock Option Award Plan was approved by the
Amendment               stockholders at the 1997 Annual Meeting. The Board of
                        Directors adopted an Amendment to the Company's Stock
                        Option Award Plan on September 13, 2000 to increase the number of authorized shares reserved for issuance upon exercise of options granted under the Plan. The purpose of the Stock Option Award Plan is to provide us with a means to attract employees and to provide employees with greater incentive to serve and promote our interests and our stockholders by encouraging them to acquire a proprietary interest in our business or increase the proprietary interest they already have. We believe that such a proprietary interest promotes our interests and of our stockholders and that the continued implementation of this policy is desirable. We desire to take these actions because options to purchase all of the original 1,000,000 shares reserved for issuance under the Stock Option Award Plan have been granted.

Addition of Shares      The number of shares reserved for issuance under the
                        Stock Option Award Plan is proposed to be increased from 1,000,000 to 3,000,000 shares.

Employees Eligible      Options may be granted by the Board of Directors or a
for Options             committee of the Board of Directors to enhance the
                        incentive of those of our employees who are responsible for the continued growth and development and financial success of our business.

Shares Subject to       As of October 20, 2000, the closing price of our Common
the Plan                Stock as reported on the NASDAQ Stock Market System was
                        $3.188. Either treasury or authorized and unissued
                        Common Stock (within the maximum limits of the Stock
                        Option Award Plan) can be issued under the Stock Option
                        Award Plan. All shares which expire or terminate unexercised will be made available for the granting of other options under the Stock Option Award Plan.

Adjustment Upon         In the event of any change in the number of outstanding
Changes in Capital      shares of Common Stock through the declaration of a
                        stock dividend, split-up, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which we are the surviving corporation, or the number and kind of shares subject to any options outstanding but unexercised, and the price per share payable on the exercise of any options outstanding but unexercised, will be adjusted as the Board of Directors considers appropriate, and all adjustments will be conclusive and binding.

Option Price            The option price per Share will be determined by the
                        Board of Directors at the time of grant but will not be less than 100% of the fair market value of a share on the date of grant. If the employee to whom an option is granted, however, is at the time of the grant of the option an owner of 10% or more of the total combined voting power of all classes of the stock of the Company, the option price per share will be at least 110% of the fair market value of a share on the date of grant.

Period of Option        The Board of Directors determines when an option will
                        expire, but no option can be exercised ten years from the date of grant.

Limitations on          No option is transferable, except in the event of a
Transfer and            person's death to a designated beneficiary, or by will
Exercise of Option      or the laws of descent and distribution. Only the
                        employee to whom the option is granted can exercise the option during the employee's life. No option can be exercised for less than 100 shares.

Conditions              Each option is subject to restrictions or conditions
Governing Exercise      with respect to the right to exercise and the time of
of Option               exercise as the Board of Directors may prescribe.
                        Options are exercisable by the employee by giving written notice and paying the purchase price either in cash, withheld shares, a manner acceptable to us or shares owned by the holder, or in a combination thereof.
                        Shares delivered in payment of the purchase price are valued at their fair market value.

Limitations on          During the calendar year in which any incentive stock
Grant of Incentive      options granted under the Stock Option Award Plan first
Stock Options           become exercisable by an optionee, the aggregate fair
                        market value of the shares which are subject to such incentive stock options (determined as of the date the incentive stock options were granted) cannot exceed
                        $100,000.


Cessation of            An option will lapse ten years after it is granted,
Employment              three months after normal retirement, 12 months after
                        termination due to permanent disability, three months after any other termination of employment or any earlier time set at the time of grant. If the optionee dies, the option will lapse no later than 12 months after the date of death.

Amendments              The Board of Directors may amend or suspend the Stock
                        Option Award Plan or with the consent of the individual participant, cancel, reduce or otherwise alter the participant's options. Shareholder approval is required to preserve or comply with exemptions under securities laws or to preserve the status of incentive stock options.

Federal Income Tax      With respect to an incentive stock option, the optionee
Consequences            will realize no income for Federal income tax purposes
                        upon the grant of the option, but the difference between the exercise price and the fair market value of the shares at the date of issuance of the shares to the employee (following exercise of the incentive stock option) will constitute an item of tax preference which may be subject to the alternative minimum tax. If the optionee is subject to the alternative minimum tax, his basis in the stock for alternative minimum tax purposes will be increased by the amount included in income.

                        If the optionee does not sell shares acquired through the exercise of incentive stock options within one year after the issuance of the shares to him or her, or within two years after the grant of the option, any amount realized by the optionee in the event of a sale of his shares which is in excess of his cost will be taxed as a long-term capital gain. Sixty percent of the net capital gain realized is an item of tax preference which may be subject to the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

                        We are not entitled to a deduction for Federal income tax purposes, either in connection with the granting of an incentive stock option or the issuance of shares upon exercise. If, however, the optionee disposes of his shares within the one-year or two-year periods mentioned above, he will be required to include in his income, as compensation, the excess of the fair market value of the shares at the date of issuance or, in certain cases, if less, the amount realized on disposition, over the option price, and we will be entitled to a business expense deduction in the year of disposition of the shares equal to any amount which the optionee is required to treat as compensation income.

                        With respect to a nonqualified stock option, an optionee will not realize income upon the granting of the option; however, in any year in which an optionee exercises an option, the excess, if any, of fair market value of the shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and we will be entitled to a tax deduction for a like amount in the same year.

Options Awarded         We have awarded the following options contingent upon
                        receiving shareholder approval of the Amendment:

                        Name and Position              Number of Option Shares
                        -----------------              -----------------------
                        Joseph Hines                            90,000
                        President and
                        Chief Executive Officer

                        Thomas M. Laughlin                     100,000
                        Vice President and
                        Chief Operating Officer

                        Bradley C. Anderson                     30,000
                        Vice President and
                        Chief Financial Officer

                        Janice L. Backus                        30,000
                        Vice President and
                        Corporate Secretary

                        Non-Executive Officer                  160,900
                        Employee Group

        The Amendment will not take effect unless it is approved by a vote of the majority of shares of Common Stock entitled to vote and present at the Annual Meeting in person or by proxy. If the stockholders do not approve the Amendment, the above options will be treated as non-plan options. It is intended that the Proxies will vote for adoption of the Amendment unless instructions to the contrary are indicated on the accompanying proxy form.

  YOUR DIRECTORS RECOMMEND A VOTE FOR AMENDMENT OF THE STOCK OPTION AWARD PLAN
                              UNDER PROPOSAL NO. 3



                    PROPOSAL NO. 4 - APPROVAL OF ADOPTION OF
                        THE EMPLOYEE STOCK PURCHASE PLAN


Summary of the          The Board adopted the Employee Stock Purchase Plan,
Employee Stock          attached hereto as Exhibit B, in September 2000. The
Purchase Plan           Plan provides eligible employees with the opportunity to
                        acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide a method whereby employees will have an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock.

Shares Reserved         The Plan has 2,000,000 shares of Common Stock reserved
and Eligibility         for issuance to eligible employees. As of October 20,
                        2000, the closing price of our Common Stock as reported on the NASDAQ stock market system was $3.188. Our employees are eligible to participate in the Plan following 90 days of continuous service with us.

Oversight               The Board of Directors or a committee appointed by the
                        Board of Directors administers the Plan. The Board of
                        Directors has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations.

Restrictions on         No employee will be granted an option to participate in
Participations          the Stock Purchase Plan if, immediately after the grant,
                        he would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company; or which permits his rights to purchase stock under all of our employee stock purchase plans to accrue at a rate which exceeds $25,000 in fair market value of the stock for the calendar year in which such option is granted.

Commencement of         An employee can become a participant by completing an
Participation           authorization for a payroll deduction on the form
                        provided and filing it with the office of the Treasurer on or before the date set by the Board of Directors.

Annual Offerings        The Plan will be implemented by annual offerings of our
                        Common Stock beginning on January 1 of each year and ending on December 31 of the same year; provided, however, that each annual offering may, in the discretion of the Board of Directors, be divided into two six-month offerings.

Method of Payment       Eligible employees invest in the Plan through regular
and Stock Price         payroll deductions of up to 15% (18% for the short
                        offering period) of their gross base salary for each annual or semi-annual period of participation. At each purchase date, payroll deductions are credited to an account established in each participating employee's name and shares of our Common Stock are automatically purchased on behalf of that employee on the last business day of each purchase period at the lesser of 85% of the market price per share of Common Stock on (i) the commencement date of the purchase period or (ii) the purchase period termination date. A participant can elect, prior to the commencement date, to pay a lump sum payment.

Transferability         During a participant's lifetime, options are exercisable
                        only by that participant. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan can be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution.

Withdrawal              A participant can withdraw payroll deductions or lump
                        sum payments credited to his account under the Plan at any time by giving written notice. Upon termination of employment for any reason, including retirement (but excluding death while in our employ or a leave of absence for a period beyond 90 days), the payroll deductions or lump sum payments credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to a designated beneficiary. Upon termination of the participant's employment because of death, the participant's beneficiary will have the right to elect to withdraw all of the payroll deductions or lump sum payments credited to the participant's account under the Plan, or to exercise the participant's option for the purchase of stock.

Tax Consequences        Participating employees will be subject to taxation on
                        any gain realized from the sale or other disposition of Common Stock that was acquired under the Plan.

Dilution Protection     If any change in our outstanding shares occurs by reason
                        of any stock split, combination of shares or other similar transaction affecting the outstanding Common
                        Stock as a class, appropriate adjustments will be made to the maximum number of shares issuable under the Plan.

Amendment and           The Board of Directors can amend or terminate the Plan
Termination of the      at any time. However, the Board of Directors does not
Plan                    have the power to increase the number of shares
                        available for issuance, amend the requirements as to the class of employees eligible to participate, or materially increase the benefits which can accrue to participants under the Plan without shareholder approval. No termination, modification or amendment of the Plan can adversely affect the rights of an employee under the Plan without that employee's consent.

        The Plan will not take effect unless it is approved by a vote of the majority of shares of Common Stock entitled to vote and present at the Annual Meeting in person or by proxy. It is intended that the Proxies will be voted for adoption of the Plan unless instructions to the contrary are indicated on the accompanying proxy form.

  YOUR DIRECTORS RECOMMEND A VOTE FOR ADOPTION OF THE PLAN UNDER PROPOSAL NO. 4


                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


        Information regarding the names, ages, positions with us, and business experience of each of the directors and nominees is set forth in the table below. Each director has served continuously with us since his first election as indicated below.

                                                                      DIRECTOR
        NAME                     AGE      POSITION(S)                  SINCE
        ----                     ---      -----------                  -----
Joseph Hines                     72       Chairman of the Board,       1983
                                          President and Chief
                                          Executive Officer
Carl A. Schroeder(1)             71       Director                     1984
Michael S. Lesser(2)             58       Director                     1995
Curtis M. Rocca III              38       Director                     1997
Christopher D. Johnson(1)        48       Director                     1999
Kevin J. Tourek (1)(2)           42       Director                     1999

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee



Joseph Hines            Mr. Hines has served as our President and Chief
                        Executive Officer since 1983. From 1976 until 1983, Mr.
                        Hines owned and operated Desert Valley Companies, Inc., a management consulting firm headquartered in Phoenix, Arizona. From 1966 until 1976, Mr. Hines served as Chief
                        Executive Officer of several subsidiaries of Dart
                        Industries, formerly Rexall Drug and Chemical Company.

Carl A. Schroeder       Mr. Schroeder is retired. From September 1991 to August
                        1996, Mr. Schroeder was the President of Dixon Capital
                        Corp. Between 1982 and September 1991, Mr. Schroeder was a private business consultant. Mr. Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992. From 1977 to 1982, he served as Chief Financial Officer with a high technology division of the MEAD Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard Business School.

Michael S. Lesser       Mr. Lesser is the president of Dental Concepts LLC. From
                        1994 to January 1999, Mr. Lesser was president of T.V.
                        Direct, Inc. Mr. Lesser also was the founder of Lesser &
                        Roffe Company, a business development consulting company. Prior to founding Lesser & Roffe Company, Mr.
                        Lesser served as President of Ogilvy & Mather Co., Inc.
                        from 1989 to 1990, as Chairman and Chief Executive
                        Officer of Lowe Marschalk Co., Inc. (a subsidiary of
                        Revlon) from 1980 to 1989, and as Executive Vice
                        President and General Manager of Norcliff Thayer, Inc.
                        (a subsidiary of Interpublic) from 1973 to 1979.

Curtis M. Rocca III     Mr. Rocca is the Chief Executive Officer and Director of
                        Dental Partners, Inc., a privately held dental practice consulting and management company. Prior to joining
                        Dental Partners, Mr. Rocca was President of the Zila
                        Professional Products Group, having held this position following Zila's acquisition of Bio-Dental Technologies
                        Corporation in January 1997. Prior to the firm's acquisition by Zila, Mr. Rocca served as President, CEO and Chairman of Bio-Dental Technologies Corporation. Mr.
                        Rocca holds a B.A. in Economics from the University of California at Davis, where he graduated with honors. Mr.
                        Rocca currently serves as a director of Pacific Grain
                        Products, Inc., located in Woodland, California.

Christopher D.          Since 1995, Mr. Johnson has been a corporate finance
Johnson                 partner with Squire, Sanders & Dempsey, LLP, a law firm
                        with over 500 attorneys and offices in nine major U.S.
                        cities, eight European capitals, Taipei and Hong Kong.
                        Mr. Johnson has served on the firm's five-member
                        Management Committee since 1997. From 1994 to 1995, he was a partner with the firm of Meyer, Hendricks, Victor, Osborn & Maledon, and before that he was a partner with the firm of Streich Lang. Mr. Johnson received a B.A.
                        from Princeton University and a J.D. from the University of Virginia.

Kevin J. Tourek         Mr. Tourek is Senior Vice President of Legal and Human
                        Resources for National Airlines, Inc., based in Las
                        Vegas, Nevada. From 1987 to August 1998, Mr. Tourek was a partner with the law firm of Streich Lang in Phoenix, Arizona where his practice focused mainly on corporate securities and finance matters. Mr. Tourek received his B.A. from Michigan State University and a J.D. from the Ohio State University College of Law.

                               EXECUTIVE OFFICERS

                        Information regarding the names, ages, positions with the Company, and business experience of the Company's Executive Officers is set forth below.

Thomas M. Laughlin      Mr. Laughlin, age 54, joined us as Vice President and
                        Chief Operating Officer in April 2000. Prior to joining the Company, from 1997 to 2000, Mr. Laughlin was Senior
                        Vice President for Global New Business at Bayer, Inc. He was responsible for developing new business opportunities for the global Consumer Care Division, with a focus on the North American Region. For ten years prior to his work at Bayer, Mr. Laughlin was employed by Pharmacia & Upjohn, Inc., most of that time serving as Corporate Vice President and General Manager for the
                        Consumer Products Division of Upjohn. Mr. Laughlin has also served at Richardson-Vicks/Procter & Gamble as Vice
                        President Marketing in the Personal Care Products
                        Division and at Pfizer, Inc., as Group Marketing
                        Director for the Consumer Healthcare Division. Mr.
                        Laughlin received an M.B.A. from Boston University, and a B.A. from Dartmouth College.

Bradley C. Anderson     Mr. Anderson, age 39, joined us as Vice President and
                        Treasurer in November 1996 and was named Chief Financial
                        Officer in January 1998. Prior to joining the Company, from 1985 to 1996, Mr. Anderson was employed by Deloitte
                        & Touche LLP, most recently as an Audit Senior Manager, in which capacity Mr. Anderson provided auditing, planning, and other assistance and consulting to numerous privately and publicly held companies, including the Company. Mr. Anderson received his B.S. in Accountancy from Brigham Young University. Mr. Anderson is a Certified Public Accountant.

Janice L. Backus        Ms. Backus, age 51, has served as our Secretary since
                        April 1989 and in 1993 was named a Vice President of the Company. From 1983 until April 1989, Ms. Backus served as Assistant Secretary of the Company. Ms. Backus has also served as the Assistant to the President since
                        1983. Prior to joining the Company, Ms. Backus held administrative and secretarial positions with the American Heart Association, Arizona Division, BX
                        International and Century Capital Corporation.

                       ABOUT THE BOARD AND ITS COMMITTEES


The Board               The Company is governed by a Board of Directors and
                        various committees which meet throughout the year.
                        During the fiscal year ended July 31, 2000, our Board of Directors met four times. All other actions taken by the Board of Directors during the fiscal year ended July 31, 2000 were accomplished by means of unanimous written consent. During the period in which he served as director, each of the directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

Board                   The Board has two principal committees, the Compensation
Committees              Committee and the Audit Committee. The function of each
                        of these committees is described below, along with the current membership and number of meetings held during the fiscal year ended July 31, 2000. The Company does not maintain a standing nominating committee or other committee performing similar functions.



Compensation            The Compensation Committee of the Board of Directors,
Committee               which met once during the fiscal year ended July 31,
                        2000, administers the Company's Stock Option Award Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. During the fiscal year ended July 31, 2000, there were two members of the Compensation Committee, Michael S. Lesser and Kevin J.
                        Tourek.



Audit                   The Audit Committee, which met twice during the fiscal
Committee               year ended July 31, 2000, makes recommendations to the
                        Board concerning the selection of outside auditors, reviews the Company's financial statements and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.
                        During the fiscal year ended July 31, 2000, there were three members of the Audit Committee, Carl A. Schroeder,
                        Christopher D. Johnson and Kevin J. Tourek. Mr. Lonergan resigned from the Board of Directors, the Compensation
                        Committee and the Audit Committee in January 2000.

Director                As of December 11, 1997 non-employee members of the
Compensation            Company's Board of Directors receive compensation in the
                        amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. In 1989, the Board of Directors adopted and the stockholders approved the Company's
                        Non-Employee Directors Stock Option Plan (the "Directors
                        Plan"). Under the terms of the Directors Plan, immediately exercisable options to purchase 2,500 shares of Common Stock are granted to each non-employee member of the Board of Directors on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee) held while he was a member of the Board of Directors.
                        The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable, or may terminate the Directors Plan.

                        On November 2, 1999 and October 6, 2000, each non-employee director then serving on the Board was granted an option to purchase 2,500 shares of Common Stock at a per share exercise price of $3.09 and 3.08, respectively. As of October 20, 2000, options to purchase 92,089 shares of Common Stock granted under the Directors Plan have been exercised.

                             EXECUTIVE COMPENSATION

        The table below sets forth annual and long-term compensation for services in all capacities to us for the fiscal years ended July 31, 2000, 1999 and 1998, of the persons who were, at July 31, 2000: (i) the Chief Executive Officer and (ii) our other executive officers (the "Named Officers") whose total annual salary and bonus exceeded $100,000.

                                                           Annual                     Long-Term
                                                        Compensation                 Compensation
                                                        ------------                 ------------
                                                                                      Securities
                                                                                      Underlying            All Other
Name and Principal Position         Year         Salary($)        Bonus ($)           Options (3)        Compensation (1)
---------------------------         ----         ---------        ---------           -----------        ----------------
Joseph Hines                        2000          $231,858          $10,000              90,000               $6,760
President, Chief Executive          1999           207,826           20,000              25,000                3,417
Officer and Director                1998           180,833              -                25,000                2,712

Thomas M. Laughlin (2)              2000           $86,041(2)           -               100,000                  -
Vice President and Chief
Operating Officer

Bradley C. Anderson                 2000          $163,857          $10,725              30,000               $5,582
Vice President and Chief            1999           147,008           15,600              25,000                2,439
Financial Officer                   1998           113,333              -                75,000                1,700

Janice L. Backus                    2000          $134,231         $  8,700              30,000               $5,339
Vice President and Corporate        1999           120,223           12,600              25,000                1,992
Secretary                           1998            99,050              -                50,000                1,486

(1)     Represents Company 401(k) plan matching contributions.

(2) Mr. Laughlin joined us in April 2000 and his salary reflects that he was employed for only four months.

(3) The exercise price of all stock options granted were at least equal to the fair market values of the Company's Common Stock on the date of grant.

                               STOCK OPTION GRANTS


        The following Named Officers were granted stock options under the Company's Stock Option Award Plan during the fiscal year ended July 31, 2000.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                  Individual Grants
                            --------------------------------------------------------------      Potential Realizable
                                                                                                      Value at
                                                                                                   Assumed Annual
                                                                                                     Rates of
                             Number of        % of Total                                            Stock Price
                             Securities        Options                                            Appreciation for
                             Underlying       Granted to        Exercise                           Option Term(3)
                               Option        Employees in        Price        Expiration        ---------------------
Name                        Granted(1)(#)    Fiscal Year     (per share)(2)      Date           5% ($)        10% ($)
----                        -------------    -----------     --------------      ----           ------        -------
Joseph Hines                     90,000        18.1              3.08          12/9/2009       $174,224       $441,516
Thomas M. Laughlin              100,000        20.1              3.97          4/11/2010        249,608        632,556
Bradley C. Anderson              30,000         6.0              3.08          12/9/2009         58,075        147,172
Janice L. Backus                 30,000         6.0              3.08          12/9/2009         58,075        147,172

(1) All options granted vest annually over a three-year period in equal one-third increments and vesting commences on the first anniversary date following the date of grant. All of the above options were granted on December 9, 1999, except with respect to Mr. Laughlin's stock options which were granted on April 11, 2000.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) The potential realizable value is calculated based on the 10-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent the Company's estimated or projection of the future value of the Common Stock. Potential gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in the table may not necessarily be achieved.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 2000


        The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 2000 by the Named Officers.

                                                             Number of Securities                  Value of Unexercised
                                                            Underlying Unexercised                     In-the-Money
                                                                  Options at                           Options at
                                                              Fiscal Year-End (#)                  Fiscal Year End ($)
                                                        ------------------------------     -----------------------------------
                      Shares
                    Acquired on         Value
Name                Exercise(#)    Realized ($)(1)      Exercisable(2)   Unexercisable     Exercisable(3)     Unexercisable(3)
----                -----------    ---------------      --------------   -------------     --------------     ----------------
Joseph Hines            -                -                 437,269           90,000           $558,631            $74,556


Thomas M.               -                -                     -            100,000                  0                  0
Laughlin


Bradley C.              -                -                 205,000           30,000                  0             24,852
Anderson


Janice L.               -                -                 265,852           30,000             270,710            24,852
Backus


(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Options are considered to be exercisable if they could be exercised on or before July 31, 2000.

(3) Represents the difference between the bid and asked closing prices ($3.9065) of the Company's Common Stock on July 31, 2000 and the exercise price of the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


What is our             Decisions on compensation of the Company's executive
Compensation            officers are made by the Compensation Committee of the
Philosophy?             Board of Directors (the "Committee"). Each member of the
                        Committee is a non-employee director. The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

                                - Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

                                - Compensation should be related to the value created for stockholders.

                                - Compensation programs should integrate the long- and short-term strategies of the Company.

                                - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

                                -       Stock ownership by management and
                                        stock-based compensation plans are
                                        beneficial in aligning the interests of
                                        management and the stockholders in the
                                        enhancement of stockholder value.

                        Total compensation for each member of senior management is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size. We retained an outside consultant to advise us with respect to compensation matters. A report was prepared and presented to the Compensation Committee for consideration. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, and a cash bonus. Compensation for our executive officers is usually set by the Committee in December of each fiscal year. Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million-dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

Base Salary             Salary recommendations are submitted annually to the
                        Committee by senior management. In evaluating such recommendations, the Committee takes into account management's efforts to improve net sales and expand the number of markets into which the Company's products are distributed and sold. The Committee also takes into account management's consistent commitment to our long-term success through the development of new and improved products, as well as management's innovative financing arrangements for the Company's marketing programs. Such efforts have permitted us to initiate marketing programs more extensive than what might not otherwise be available to a company of similar size and with similar resources.

                        Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitment. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Committee does not assign any specified weight to the criteria it considers.

                        Base salary recommendations are fixed at levels that the Committee believes are paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in similar business as the Company; however, no independent investigation of such levels has been conducted by the Committee. The Committee's recommendations are offered to the full Board of Directors. The Committee's recommendation is ultimately ratified, changed, or rejected by the full Board of Directors. In the past three fiscal years, the average annual salary increase for the Chief Executive Officer has been approximately 8.1%, and the average annual salary increase for other senior management has been approximately 14.38%.

Options The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). All our employees are eligible to participate in the Award Plan. The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Committee are based upon the Committee's evaluation of the same factors described above under "Base Salary." The Committee also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to all employees of the Company, including the Chief Executive Officer and senior management. During the fiscal year ending July 31, 2000, the Committee granted options representing 498,000 shares of Common Stock under the Award Plan.

Bonus Senior management bonus compensation is paid under the Company's Incentive Bonus Plan (the "Plan"). The Plan was adopted by the Board of Directors and the Committee during fiscal year 1993. Bonuses awarded under the Plan may not exceed 30% of a senior manager's annual base salary. The components which are considered under the terms of the Plan are the Company's net sales and sales volume and the job performance. Each member of senior management is eligible for a bonus of up to 15% of the member's base salary if the Company's annual net profits improve by 25% over the prior year and a bonus of up to 7.5% of the senior manager's base salary if the Company's annual sales volume increases by more than 75% over the prior year. Performance components of the senior manager's bonus may be as great as 7.5% of the senior manager's annual base salary and are based upon subjective criteria.

Chief                   Mr. Hines has served as our President and Chief
Executive               Executive Officer since 1983. As Chief Executive
Officer                 Officer, Mr. Hines receives a base salary as well as
                        stock options under the Award Plan and is eligible to participate in the Plan. In February 1997, Mr. Hines' employment agreement ceased to be of any further effect;
                        however, Mr. Hines will continue as the President and Chief Executive Officer of the Company. The Committee's evaluation process of the Chief Executive Officer's compensation is comprised of the same components that are utilized in evaluating other members of senior management. Mr. Hines' current base salary was set at the 1999 Annual Meeting of the Board of Directors.
                        During the fiscal year ended July 31, 2000, the Committee granted Mr. Hines options to purchase a total of 90,000 shares of the Company's Common Stock under the Award Plan. All the options were granted at fair market value, vest annually over a three-year period, and will expire ten years after the date of grant.


                                             Compensation Committee

                                             Michael S. Lesser
                                             Kevin J. Tourek

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

        The following table sets forth, as of September 30, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers, and (d) all our directors and executive officers as a group. The address of each stockholder listed below is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

        NAME AND ADDRESS OF                            SHARES BENEFICIALLY       PERCENT OF
         BENEFICIAL OWNER                                    OWNED              COMMON STOCK
         ----------------                                    -----              ------------
Joseph Hines                                              1,389,271(1)             3.2%
Thomas M. Laughlin                                                0                  *
Janice L. Backus                                            342,110(2)               *
Bradley C. Anderson                                         205,500(3)               *
Carl Schroeder                                               30,000(4)               *
Michael S. Lesser                                            15,000(5)               *
Curtis M. Rocca III                                          53,539(6)               *
Christopher D. Johnson                                        5,000(7)               *
Kevin J. Tourek                                               5,000(8)               *
All officers and directors as a group                     2,032,920(9)             4.0%
(8 persons)

-----------------------------------

*        Represents less than 1%.

(1) Includes 437,269 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(2) Includes 265,852 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(3) Includes 205,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(4) Includes 17,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(5) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(6) Includes 7,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(7) Includes 5,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(8) Includes 5,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 29, 2000 or within 60 days thereafter.

(9) Includes the shares of Common Stock subject to the options described above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, we believe that during the fiscal year ended July 31, 2000 its officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

                          STOCK PRICE PERFORMANCE GRAPH

        The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1995 to July 31, 2000.



                                                 Cumulative Total Return
                                 ---------------------------------------------------------
                                 7/95      7/96      7/97      7/98       7/99      7/00


Zila, INC                       100.00    190.77    180.00    153.85     83.84     95.38
Nasdaq Stock Market (U.S.)      100.00    108.96    160.79    189.28    270.71    385.48
Nasdaq Pharmaceutical           100.00    120.86    141.85    142.47    219.75    413.26


                            PROPOSALS BY STOCKHOLDERS

        Any Stockholder proposal that is intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than July 10, 2000, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

        The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                  ANNUAL REPORT

        The Company's Annual Report with certified financial statements for the fiscal year ended July 31, 2000 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about November 7, 2000. Any exhibit to the Annual Report will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on October 20, 2000.


                                     By Order of the Board of Directors,


                                     /s/ Janice L. Backus
                                     Janice L. Backus
                                     Vice President and Secretary

Phoenix, Arizona

                                   EXHIBIT A


                                   ZILA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


        1. PURPOSE.

              1.1. The Zila, Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees Zila, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. DEFINITIONS.

              2.1. Base Pay. "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

              2.2. Committee. "Committee" shall mean the individuals described in Article XI.

              2.3. Employee. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

              2.4. Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "Subsidiary Corporation" of Company, as that term is defined in Section 424(f) of the Code, and (ii) is designated as a participant in the Plan by the Committee.

        3. ELIGIBILITY AND PARTICIPATION.

              3.1. Initial Eligibility. Any Employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.

              3.2. Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

              3.3. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

                   3.3.1. if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                   3.3.2. which permits his rights to purchase stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for the calendar year in which such option is granted.

              3.4. Commencement of Participation. An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 8.

        4. OFFERINGS.

              4.1. Annual Offerings. The Plan will be implemented by annual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of January in each year, each Offering terminating on December 31 of the same year; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1 and July 1 of such year and terminating on June 30 of such year and December 31 of such year, respectively.

              4.2.

        5. PAYROLL DEDUCTIONS.


              5.1. Amount of Deduction. At the time a participant files an authorization for payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of from 1% to 15%, in whole percent increments, of his or her Base Pay in effect at the Offering Commencement Date of such Offering; provided, however, for the Short Offering Period, a participant may elect to have deductions made from his pay on each pay day during the time he or she is a participant in the Offering at the rate of from 1% to 18% of his or her Base Pay at the Offering Commencement Date of August 1, 2000. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

              5.2. Participant's Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence as provided in Section 5.4 of the Plan or as lump sum payment as provided in Section 5.5.

              5.3. Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Paragraph 8, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his or her payroll deductions or lump sum payment pursuant to
Section 5.5 for that Offering.

              5.4. Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2 of the Plan, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or
(c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

              5.5. Lump Sum Payment Option. Notwithstanding the foregoing provisions of this Paragraph 5, a participant may elect prior to the Offering Commencement Date of any Offering period to pay a fixed sum for shares to be paid as a lump sum payment to be made prior to the Offering Termination Date; provided, however, in no event, shall such amount exceed the amount that could be deferred for payment if the maximum rate for payroll deductions were elected by the participant.

        6. GRANTING OF OPTION.


              6.1. Number of Option Shares. On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (a) that percentage of the Employee's Base Pay which he or she has elected to have withheld (but not in any case in excess of 15%, except for the Short Offering Period, in which case not in excess of 18%), multiplied by (b) the Employee's Base Pay during the period of the Offering (c) divided by 85% of the lower of the closing price of the stock of the Company on the applicable Offering Commencement Date or the Offering Termination Date, as provided in Section 6.2; provided, however, in the case of a lump sum payment pursuant to Section 5.5, such maximum number of shares shall equal to (a) the total lump sum payment, divided by (b) above. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.2 of the Plan below. An Employee's Base Pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, his nominal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1040, or as similarly adjusted for the Short Offering Period commencing July 21, 2000, as the case may be, provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

              6.2. Option Price. The option price of stock purchased with payroll deductions made during such annual Offering for a participant therein shall be the lower of:

                   6.2.1. 85% of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System, the NASDAQ SmallCap Market or any national securities exchange; or

                   6.2.2. 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System, the NASDAQ SmallCap Market or any national securities exchange. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

        7. EXERCISE OF OPTION.

              7.1. Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purpose of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering

Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.1 of the Plan), and any excess in his account at that time will be returned to him or her.

              7.2. Withdrawal of Account. By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

              7.3. Fractional Shares. Fractional shares will not be issued under the Plan. Any accumulated payroll deduction which would have been used to purchase fractional shares will be returned to the participant's account promptly following the termination of an Offering, without interest.

              7.4. Transferability of Option. During a participant's lifetime, options held by such Participant shall be exercisable only by that participant.

              7.5. Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

        8. WITHDRAWAL.

              8.1. In General. As indicated in Section 7.2 of the Plan, a participant may withdraw payroll deductions or lump sum payments credited to his or her account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions and any lump sum payments credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat an attempt to borrow by an Employee on the security of his or her accumulated payroll deductions or lump sum payments as an election to withdraw such deductions.

              8.2. Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect on his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

              8.3. Termination Of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions or lump sum payments credited to his or her account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 12.1 of the Plan.

              8.4. Termination of Employment Due to Death. Upon termination of the participant's employment because of death, the participant's beneficiary (as defined in Section 12.1 of the Plan) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

                   8.4.1. to withdraw all of the payroll deductions or lump sum payments credited to the participant's account under the Plan, or

                   8.4.2. to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions or lump sum payments in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest. In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to this
Section 8.4.2, to exercise the participant's option.

              8.5. Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4 of the Plan, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

        9. INTEREST.

              9.1. Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or his or her beneficiary pursuant to the provisions of Sections 7.2, 8.1, 8.3, 8.4 and 10.1 of the Plan. Such distributions shall bear simple interest during the period from the date of withholding or lump sum payments to the date of return at the regular passbook savings account rates per annum in effect at Bank One, Arizona, during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Phoenix, Arizona selected by the Committee. Where the amount returned represents an excess amount in an Employee's account after such account has been applied to the purchase of stock, the Employee's account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

        10. STOCK.

              10.1. Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 of the Plan shall be 2,000,000 shares to be made available for such Offerings as the Company elects. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 6 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions or lump sum payments credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible.

              10.2. Participant's Interest in Option Stock. The participant will have no interest in stock covered by his or her option until such option has been exercised.

              10.3. Registration of Stock. Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

              10.4. Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                   10.4.1. a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

                   10.4.2. the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

        11. ADMINISTRATION.

              11.1. Appointment of Committee. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board to administer the Plan at any time or from time to time. If the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Plan shall be administered by a Committee appointed by the Board in accordance with Rule 16b-3 of the Exchange Act ("Rule 16b-3"). Any Committee which has been delegated the duty of administering the Plan by the Board shall be composed of two or more persons each of whom (i) is a non-Employee Director and (ii) is an "outside director" as that term is used in Section 162(m)(4) of the Code. To the extent reasonable and practicable, the Plan shall be consistent with the provisions of Rule 16b-3 to the degree necessary to ensure that transactions authorized pursuant to the Plan are exempt from the operation of Section 16(b) of the Exchange Act. No member of the Committee shall be eligible to purchase stock under the Plan.

              11.2. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

              11.3. Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee in accordance with the terms of
Section 11.1. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        12. MISCELLANEOUS.

              12.1. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he had been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

              12.2. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2 of the Plan.

              12.3. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

              12.4. Adjustment Upon Changes in Capitalization.

                   12.4.1. If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the offerings described in Paragraph 4 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

                   12.4.2. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

              12.5. Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 of the Plan); (b) amend the requirements as to the class of Employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan; or
(c) materially increase the benefits which may accrue to participants under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

              12.6. Effective Date. The Plan shall become effective as of August 1, 2000, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before July 31, 2001. If the Plan is not so approved, the Plan shall not become effective.

              12.7. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

              12.8. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

              12.9. Governing Law. The law of the State of Arizona will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

PROXY                              ZILA, INC.                              PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints JOSEPH HINES, JANICE L. BACKUS and BRADLEY C. ANDERSON, or any one of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of ZILA, INC. (the "Company") to be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253, on December 7, 2000, at 9:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

   Proposal No. 1: Elect six directors to the Company's Board to serve for the next year or until their successors are elected.

   NOMINEES:  JOSEPH HINES, CARL A. SCHROEDER, MICHAEL S. LESSER, CURTIS M.
              ROCCA III,
              CHRISTOPHER D. JOHNSON and KEVIN J. TOUREK.

--------- VOTE for all nominees except those whose names are written on the line provided below (if any).

--------------------------------------------------------------------------------

--------- VOTE WITHHELD on all nominees

   Proposal No. 2: Ratify the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 2001. (Mark only one.)

--------- VOTE FOR
--------- VOTE AGAINST
--------- VOTE WITHHELD

   Proposal No. 3: Approve an amendment to the Company's Stock Option Award Plan to increase the number of authorized shares thereunder from 1,000,000 to 3,000,000. (Mark only one.)

--------- VOTE FOR
--------- VOTE AGAINST
--------- VOTE WITHHELD

   Proposal No. 4: Approve the adoption of the Employee Stock Purchase Plan. (Mark only one.)

--------- VOTE FOR
--------- VOTE AGAINST
--------- VOTE WITHHELD

        PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

    This proxy will be voted in accordance with the directions indicated herein. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF ALL NOMINEES LISTED HEREIN, FOR APPROVAL OF THE PROPOSALS LISTED HEREIN AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

DATED:                                  , 2000
       ----------------------------------------

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature)

                                              When signing as executor,
                                              administrator, attorney, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. If a joint
                                              tenancy, please have both joint
                                              tenants sign.